3: Exhibit 32

Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF

NOLAND COMPANY

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Noland Company (the "Company") on Form 10-Q for the three and nine months ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lloyd U. Noland, III, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Noland Company and will be retained by Noland Company and furnished to the Securities and Exchange Commission or its staff upon request.

Lloyd U. Noland, III

Lloyd U. Noland, III

Chairman of the Board and Chief Executive Officer

October 29, 2004